EXHIBIT 3.1
AMENDED AND RESTATED
BY-LAWS
OF
VERINT SYSTEMS INC.
(a Delaware corporation)
(as amended as of November ~~21, 2023~~22, 2024)

ARTICLE I
Stockholders

SECTION 1.    Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of (i) the Board of Directors, or (ii) the Chairman, if any. Special meetings shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders shall be given to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

SECTION 4. Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the Chairman, if any, or holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 5. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman or Lead Independent Director, if any, or if none or in the absence of the Vice Chairman and the Lead Independent Director, the Chief Executive Officer or President, if any, or if none or in the absence of the Chief Executive Officer and the President, a Vice-President, or, if none of the foregoing is present, by a presiding officer to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of stockholders will also determine the order of business of the meeting and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxy holders) that may attend any such meeting, by ascertaining whether any stockholder or his or her proxy holder may be excluded from any such meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted the proceedings, by determining the circumstances in which any person may make a statement or ask questions at any meeting, by ruling on all procedural questions that may arise during or in connection with the meeting, by determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting, by adjourning, recessing or convening the meeting, and by determining the time or times at which the polls for voting at the meeting will be opened and closed. The Secretary of the Corporation (the “Secretary”), or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 6. Voting; Proxies; Required Vote. At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy authorized in a manner permitted by Section 212 of the General Corporation Law of the State of Delaware, and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all meetings of the stockholders at which a quorum is present, except as otherwise provided by law or the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At all elections of directors the voting may but need not be by ballot. At all meetings of the stockholders at which a quorum is present, except as otherwise provided by law or the Certificate of Incorporation, all matters other than the election of directors shall be acted upon by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

SECTION 7. Order of Business. (a) At an annual meeting of stockholders, only such business (other than the nomination of candidates for election as directors of the Corporation, which is governed by Article II, Section 3 of these By-laws) will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Article I, Section 3 of these By-laws, (ii) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of the Board of Directors, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with this Section 7.

(b)    For business to be properly requested by a stockholder to be brought before an annual meeting, (i) (A) the stockholder must be a stockholder of the Corporation of record at the time of giving the notice provided for in this Section 7, and on the record date(s) for the determination of stockholders entitled to notice of and to vote at such annual meeting, and at the time of such annual meeting, (B) the stockholder must be entitled to vote at such annual meeting, (C) the stockholder must have given timely notice thereof in proper written form to the Secretary, (D) the stockholder, its proxyholder or its qualified representative (as defined in Section 7(k)) must be in attendance at such annual meeting, and (E) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Corporation with a Proposal Solicitation Notice (as defined in Section 7(d)), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Corporation entitled to vote required to approve such business that the stockholder proposes to bring before such annual meeting and included in such materials the Proposal Solicitation Notice and (ii) the business must be a proper subject for stockholder action under the Certificate of Incorporation, these By-laws and applicable law and must not be expressly reserved for action by the Board of Directors under the Certificate of Incorporation, these By-laws or applicable law.

(c)    Except as otherwise provided by law, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90, nor more than 120, calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall (i) the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above or (ii) a stockholder be entitled to make additional or substitute proposals of business following the expiration of the time periods set forth in this Section 7.

(d)    To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each matter the stockholder proposes to bring before the annual meeting: (A) a description in reasonable detail of the business desired to be brought before the annual meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these By-laws or the Certificate of Incorporation, the language of the proposed amendment); (C) a description in reasonable detail of the reasons for conducting the business at the annual meeting and the reasons why the stockholder believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders; (D) any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be made in connection with a general solicitation of proxies or consents in support of the business proposed to be brought before the meeting; and (ii) as to each stockholder giving the notice and any Stockholder Associate (as defined in Section 7(k)): (A) the name and address of the stockholder, as they appear on the Corporation’s stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate; (B) a representation that the stockholder is a holder of record of securities of the

Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to attend the meeting (or cause its proxyholder or qualified representative to attend the meeting) to present the business stated in the stockholder’s notice; (C) the class, series and number of any securities of the Corporation that are owned of record or beneficially by the stockholder or any Stockholder Associate as of the date of the stockholder’s notice; (D) a description in reasonable detail of any material interests of the stockholder or any Stockholder Associate in the business proposed, including any anticipated benefit to the stockholder or any Stockholder Associate therefrom; (E) a description in reasonable detail of all relationships, agreements, arrangements or understandings between the stockholder or any Stockholder Associate and any other person (including their names) in connection with the proposal of the business by the stockholder; (F) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or any Stockholder Associate has a right to vote any shares of any securities of the Corporation; (G) ~~a description of any Derivative Instrument (as defined in Article II, Section 3(d)(ii)), related to any class or series of securities of the Corporation owned of record or beneficially by the stockholder or any Stockholder Associate; (H) a description of whether and the extent to which any Short Interest (as defined in Article II, Section 3(d)(ii)) has been effected, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any securities of the Corporation; (I~~whether and the extent to which the stockholder or any Stockholder Associate holds any voting, investment, pecuniary and/or economic interests, privileges or rights, directly or indirectly, in a security, contract or arrangement relating to the stock or other securities of the Corporation, including without limitation any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act, but without regard to clause (6) thereto), and any other derivative, option, swap, stock loan, repurchase agreement, or other instrument (whether settled in cash or in stock) whose value is derived, in whole or in part, from the price or other attribute of the stock or other securities of the Corporation (collectively, “Derivative Instruments”); (H) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by the stockholder or any Stockholder Associate; (~~J~~I) a representation as to whether or not the stockholder will submit any other proposal at the annual meeting; ~~(K) a description of any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associate is entitled to based on any increase or decrease in the value of shares of the Corporation, Derivative Instruments, or Short Interests, if any, as of the date of such notice;~~ and (~~L~~J) an accounting of any equity interests, including any convertible instrument~~,~~ or Derivative Instrument, ~~or Short Interest,~~ in any key competitor ~~as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, of the Corporation~~of the Corporation listed as such in the Corporation’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (provided, that solely for purposes of this clause (~~L~~J), references to the words “the Corporation” within the ~~definitions~~definition of

“Derivative ~~Instrument” and “Short Interests~~Instruments” shall be replaced with the words “such key competitor”); and (iii) a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends (an affirmative statement of such intent, a “Proposal Solicitation Notice”): (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal; and/or (B) otherwise to solicit proxies from stockholders in support of the proposal.

(e)    In addition, to be timely, a stockholder shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice (including any information regarding any Stockholder Associate) pursuant to this Section 7 shall be true and correct as of the record date for the determination of persons entitled to receive notice of the meeting and as of the date that is five business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation no later than two business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date for the determination of persons entitled to receive notice of the meeting, and not later than two business days prior to the date of the meeting or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of five business days prior to the meeting or any adjournment or postponement thereof, and not later than two business days after the occurrence of any event or development that would cause the information provided to be not true and correct in all material respects. The obligation to update and supplement a notice as set forth in this paragraph or any other Section of these By-laws shall not cure or limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these By-laws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including without limitation by changing or adding any matters, business and/or resolutions proposed to be brought.

(f)    Upon written request by the Secretary, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 7 proposing business to be brought before an annual meeting shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder (including any information submitted regarding any Stockholder Associate) in the notice delivered pursuant to the requirements of these By-laws (including, if requested, written confirmation by such stockholder that it continues to intend to bring the business proposed in the notice before the annual meeting) and (ii) such other information reasonably required by the Secretary, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these By-laws by the stockholder and each Stockholder Associate or the accuracy and completeness of any notice or solicitation given or made on behalf of the stockholder or any Stockholder Associate. If a stockholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these By-laws.

(g)    Upon written request by the Secretary, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 7 proposing business to be brought before an annual meeting shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information (including any information submitted regarding any Stockholder Associate) contained in any previously submitted stockholder notice and provide the disclosures required by this Section 7 such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these By-laws.

(h)    For a notice submitted pursuant to this Section 7 to comply with the requirements of these By-laws, each of the requirements of Section 7 shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of Section 7 the information disclosed is intended to be responsive.

(i)    For a notice submitted pursuant to Section 7 to comply with the requirements of these By-laws, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these By-laws) all the information required to be included therein as set forth in these By-laws. For the avoidance of doubt, a notice shall not be deemed to be in compliance with this Section 7 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the Securities and Exchange Commission not prepared solely in response to the requirements of these By-laws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these By-laws.

(j)    A stockholder submitting a notice pursuant to this Section 7, by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Stockholder Associate), as of the deadline for submitting the notice, is true, correct and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, correct and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 7 by any stockholder proposing business to be brought before a meeting shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Section 7.

(k)    For purposes of these By-laws, (i) “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters, Bloomberg or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the Corporation to its stockholders; (ii) a “qualified representative” of a stockholder means, (A) if such stockholder is a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (B) if such stockholder is a corporation or a limited liability company, any officer or person who functions as an officer of such corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of such corporation or limited liability company or (C) if such stockholder is a trust, any trustee of such trust; and (iii) a “Stockholder Associate” of any stockholder means (A) the beneficial owner or beneficial owners, if any, of securities of the Corporation owned of record or beneficially by the stockholder, (B) each Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of the stockholder or beneficial owner(s), and (C) any ~~participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3~~other person who is, to ~~Item 4 of Schedule 14A, or any successor instructions)~~ such stockholder or beneficial owner’s actual knowledge, after reasonable inquiry, acting in concert with such stockholder or beneficial owner~~(s)~~ in ~~the solicitation of proxies relating to such annual~~ connection with the stockholder’s proposal of business or nomination at a meeting~~, (D) any person controlling, controlled by or under common control with the stockholder or beneficial owner(s), and (E) any person “acting in concert” with such stockholder or beneficial owner(s)~~of the Corporation’s stockholders.

(l)    Notwithstanding the foregoing provisions of this Section 7, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a meeting of stockholders, a stockholder must provide notice as required by, and otherwise comply with, all of the applicable requirements of Rule 14a-8 under the Exchange Act (or any comparable successor rule or regulation). Nothing in this Section 7 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any comparable successor rule or regulation).

(m)    At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with these By-laws or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of the Board of Directors.

(n)    A stockholder is not entitled to have its proposal included in the Corporation’s proxy materials solely as a result of such stockholder’s compliance with the provisions of this Section 7. If a stockholder, its proxyholder or qualified representative is not in attendance at the meeting to present the stockholder’s proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered). In addition, a proposal proposed to be brought by a stockholder may not be brought before a meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such proposal or if the stockholder notice applicable to such proposal contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the Corporation, the stockholder notice applicable to such nomination was not updated in accordance with these By-laws to cause the information provided in the stockholder notice to be true, correct, and complete in all respects. The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 7 will be made by the presiding officer of such meeting~~,~~ in consultation with the Board of Directors. If, after consultation with the Board of Directors, the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

SECTION 8.    Consents in Lieu of Meeting. Except as otherwise required by law or the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) prompt notice of the taking of such corporate action by less than unanimous written consent is given to those stockholders who have not consented in writing.

ARTICLE II
Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed under the direction of the Board of Directors.

SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 30 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The total number of directors constituting the Board of Directors shall be not less than three (3) or more than fifteen (15), the exact number fixed from time to time by affirmative vote of a majority of the directors then in office, one of whom may be selected by the Board of Directors to be its Chairman.

(b)    Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)    Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Nomination of Directors. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) to elect directors under circumstances specified in a Preferred Stock Designation (as defined in the Certificate of Incorporation), only persons who are nominated in accordance with the provisions of this Section 3 will be eligible for election as directors at a meeting of stockholders.

(b)    Nominations of persons for election as directors may be made only at a meeting of stockholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder that is a stockholder of record at the time of giving the notice provided for in this Section 3, and on the record date(s) for the determination of stockholders entitled to notice of and to vote at such annual meeting, and at the time of such annual meeting, who is entitled to vote for the election of directors at such annual meeting, who has nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting, who is in attendance (or whose proxyholder or qualified representative is in attendance) at such annual meeting and who makes the nomination pursuant to timely notice in proper written form to the Secretary in compliance with the procedures set forth in this Section 3.

(c)    Except as otherwise provided by law, to be timely, a stockholder’s notice with respect to nominations of persons for election as directors of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90, nor more than 120, calendar days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall (i) the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above or (ii) a stockholder be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 3. Notwithstanding anything in this Section 3 to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 3 shall be considered timely, but only with respect to nominees for any new positions created by such increase that are to be filled by election at such annual meeting, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted, on a timely basis and in proper written form, a stockholder notice relating to nominees for such meeting, if it is received by the Secretary not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

(d)    To be in proper written form, a stockholder’s notice must set forth:

(i)    as to each person who is not an incumbent director of the Corporation whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by such person; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) information regarding the qualifications of such person to serve as a director of the Corporation and any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation); (F) a description in reasonable detail of any and all potential or actual conflicts of interest of such nominee with the Corporation; and (G) any other information relating to such person that the Board of Directors or any nominating committee of the Board of Directors reviews in considering any person for nomination as a director, as will be provided by the Secretary upon request;

(ii)    as to the stockholder giving the notice and any Stockholder Associate, (A) the name and address of the stockholder, as they appear on the Corporation’s stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate; (B) a representation that the stockholder is a holder of record of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to attend the meeting (or cause its proxyholder or qualified representative to attend the meeting) to nominate the person or persons specified in the stockholder’s notice; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by the stockholder or any Stockholder Associate as of the date of the stockholder’s notice; (D) a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three (3) years, and any other material relationships, between or among the stockholder giving the notice or any Stockholder Associate, on the one hand, and the proposed nominee(s) and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 or any successor provision promulgated under Regulation S-K if the stockholder making the nomination or any Stockholder Associate were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant; (E) ~~any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such stockholder or any Stockholder Associate with respect to any shares of any class or series of shares of the Corporation, or (y) any option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position) which, assuming for purposes of these By-laws, are presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the price, value, dividend or amount of dividend or volatility of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such stockholder or Stockholder Associate and whether or not such stockholder or Stockholder Associate may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (z) other direct or indirect right or interest that may enable such stockholder or Stockholder Associate to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the price, value, dividend or amount of dividend or volatility of the Corporation’s securities, in each case regardless of whether (1) such right or interest conveys any voting rights in such security to such stockholder or Stockholder Associate, (2) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (3) such stockholder or Stockholder Associate may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (E) being a “Derivative Instrument”); provided, however, that for the purpose of the term “Derivative Instrument” the term “derivative security” shall also include~~

~~any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; and, provided, further, that any stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose a Derivative Instrument held by such stockholder as a hedge with respect to a bona fide derivatives trade or position of such stockholder arising in the ordinary course of such stockholder’s business as a derivatives dealer; (F) a description of any contract, agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement (including any short position or any borrowing or lending of shares of stock), the purpose or effect of which is to mitigate loss, reduce economic risk (of ownership or otherwise) or increase or decrease voting power with respect to any capital stock of the Corporation or which provides any such stockholder or Stockholder Associate, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation, including without limitation any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Corporation (any of the foregoing, a “Short Interest”); (G) a description of any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associate is entitled to based on any increase or decrease in the value of shares of the Corporation, Derivative Instruments, or Short Interests, if any, as of the date of such notice; (H) an accounting of any equity interests, including any convertible instruments, Derivative Instruments or Short Interests, in any competitor as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, of the Corporation (provided, that solely for purposes of this clause (H), references to the words “the Corporation” within the definitions of “Derivative Instrument” and “Short Interests” shall be replaced with the words “such competitor”); and (I~~whether and the extent to which the stockholder or any Stockholder Associate holds any Derivative Instruments; (F) an accounting of any equity interests, including any convertible instruments or Derivative Instruments, in any key competitor of the Corporation listed as such in the Corporation’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (provided, that solely for purposes of this clause (F), references to the words “the Corporation” within the definition of “Derivative Instruments”

shall be replaced with the words “such key competitor”); and (G) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by the stockholder or any Stockholder Associate;

(iii)    a representation on behalf of the stockholder giving the notice and any Stockholder Associate, or any group of which it is a member, pursuant to which such persons acknowledge and agree (A) that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of such director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19(a)(3) under the Exchange Act, (B) that it shall notify the Secretary promptly if any change occurs with respect to the intent of such stockholder or Stockholder Associate, or the group of which it is a part to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof, or with respect to the names of such stockholder’s or Stockholder Associate’s nominees, (C) that if such stockholder or Stockholder Associate, or the group of which it is a part (y) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (z) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s or Stockholder Associate’s nominees, and (D) that, upon request by the Corporation, if such stockholder or Stockholder Associate, or the group of which it is a part provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such stockholder or Stockholder Associate shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act; and

(iv)    a written consent of each proposed nominee to being named in the proxy materials as a nominee and to serve as a director of the Corporation, if elected.

(e)    In addition, to be timely, a stockholder shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice (including any information regarding any Stockholder Associate) pursuant to this Section 3 shall be true and correct as of the record date for the determination of persons entitled to receive notice of the meeting and as of the date that is five business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the

Secretary at the principal executive offices of the Corporation no later than two business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date for the determination of persons entitled to receive notice of the meeting, and not later than two business days prior to the date of the meeting or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of five business days prior to the meeting or any adjournment or postponement thereof, and not later than two business days after the occurrence of any event or development that would cause the information provided to be not true and correct in all material respects. The obligation to update and supplement a notice as set forth in this paragraph or any other Section of these By-laws shall not cure or limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these By-laws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination, including without limitation by changing or adding nominees proposed to be brought.

(f)    Upon written request by the Secretary, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 3 proposing a nomination to be brought before an annual meeting shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder (including any information submitted regarding any Stockholder Associate) in the notice delivered pursuant to the requirements of these By-laws (including, if requested, written confirmation by such stockholder that it continues to intend to bring the nomination in the notice before the annual meeting) and (ii) such other information reasonably required by the Secretary, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these By-laws by the stockholder and each Stockholder Associate or the accuracy and completeness of any notice or solicitation given or made on behalf of the stockholder or any Stockholder Associate. If a stockholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these By-laws.

(g)    Upon written request by the Secretary, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 3 proposing a nomination to be brought before an annual meeting shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information (including any information submitted regarding any Stockholder

Associate) contained in any previously submitted stockholder notice and provide the disclosures required by this Section 3 such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these By-laws.

(h)    For a notice submitted pursuant to this Section 3 to comply with the requirements of these By-laws, each of the requirements of Section 3 shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of Section 3 the information disclosed is intended to be responsive.

(i)    For a notice submitted pursuant to Section 3 to comply with the requirements of these By-laws, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these By-laws) all the information required to be included therein as set forth in these By-laws. For the avoidance of doubt, a notice shall not be deemed to be in compliance with this Section 3 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the Securities and Exchange Commission not prepared solely in response to the requirements of these By-laws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these By-laws.

(j)    A stockholder submitting a notice pursuant to this Section 3, by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Stockholder Associate), as of the deadline for submitting the notice, is true, correct and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, correct and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 3 by any stockholder proposing a nomination to be brought before a meeting shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Section 3.

(k)    At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or such other information as it may reasonably require to determine the eligibility of such nominee to serve as a director of the Corporation. Further, the Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such proposed nominee to serve as a director of the Corporation that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Upon written request by the Secretary, the Board of Directors or any duly authorized committee thereof, any proposed nominee shall make himself or herself available for interviews with the Board of Directors and any duly authorized committee thereof within five business days of delivery of such request (or such other period as may be specified in such request).

(l)    For a stockholder nominee to be eligible for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request by a stockholder of record) and a written representation and agreement (in the form provided by the Secretary upon written request by a stockholder of record) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) has disclosed to the Corporation any and all potential and actual conflicts of interest of such nominee with the Corporation and (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with these By-Laws and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(m)    In addition, a nomination proposed to be brought by a stockholder may not be brought before a meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such nomination or if the stockholder notice is applicable to such nomination contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the Corporation, the stockholder notice applicable to such nomination was not updated in accordance with these By-laws to cause the information provided in the stockholder notice to be true, correct, and complete in all respects.

(n)    The presiding officer of any annual meeting will, if the facts warrant and after consultation with the Board of Directors, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 3, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3, including without limitation Rule 14a-19 and any other rule or regulations relating to the delivery of a proxy statement and form of proxy. Nothing in this Section 3 obligates the Corporation or the Board of Directors to include in any proxy materials or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for directors submitted by a stockholder.

(o)    A stockholder is not entitled to have its nominees included in the Corporation’s proxy materials solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 3. If a stockholder (or its proxyholder or qualified representative) is not in attendance at the meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered). Without limiting the other provisions and requirements of this Section 3, unless otherwise required by applicable law, if any (i) stockholder giving the notice or any Stockholder Associate provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (ii) such person subsequently either (A) notifies the Corporation that such person no longer intends to, or is part of a group that no longer intends to, solicit proxies in support of director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such person’s nominees, notwithstanding that proxies or votes in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any such person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such person shall deliver to the Secretary, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. Notwithstanding the foregoing provisions of this Section 3, a stockholder seeking to bring nominations of persons for election as directors must also provide notice as required by, and otherwise comply with, all of the applicable requirements of the Exchange Act (including, without limitation, Rule 14a-19 of the Exchange Act or any comparable successor rule or regulation).

SECTION 4. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. Except as otherwise required by the Certificate of Incorporation of the

Corporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 5. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 6. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors may meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or the President or by a majority of the directors then in office.

SECTION 9. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by faxing or telephoning the same or by delivering the same personally or by electronic transmission not later than the day before the day of the meeting.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act, the Lead Independent Director, if any, or if none or in the Lead Independent Director’s absence or inability to act, the Chief Executive Officer or President, or in the absence of the Chief Executive Officer or President or inability to act, a chairman chosen by the directors, shall preside.

SECTION 11. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President, or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 12. Vacancies. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, which shall include electronic transmission, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III
Committees

SECTION 1. How Constituted and Powers. The Board of Directors, by resolution of a majority of the directors then in office, may appoint from among its members the committees enumerated in the By-laws and may appoint one or more other committees. The Board of Directors may designate one member of each committee as its chairman. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters:

(a)    approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval;

(b)    adopting, amending or repealing any By-law of the Corporation; or

(c)    amending or repealing any resolution adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors.

The Board of Directors, by resolution of a majority of directors then in office, may: (i) fill any vacancy in any committee; (ii) appoint one or more alternate members of any committee to act in the absence or disability of members of such committees with all the powers of such absent or disabled members; or (iii) remove any director from membership on any committee.

SECTION 2. Audit Committee. The Board of Directors shall appoint an Audit Committee. The Audit Committee shall consist of not less than three (3) members, none of whom is (i) an officer or employee of the Corporation or its subsidiaries, or (ii) an individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Audit Committee shall: (i) select each year a firm of independent accountants to be the auditors of the Corporation for the ensuing fiscal year; (ii) review and discuss with the auditors and report to the Board of Directors thereon the plan and results of the annual audit of the Corporation; (iii) review and discuss with the auditors their independence, fees, functions and responsibilities, the internal auditing, control, and accounting systems of the Corporation and other related matters as the Audit Committee from time to time deems necessary or desirable and evaluate such control functions; and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to matters related to the Corporation’s accounting and/or finances, including without limitation, related to the Corporation’s accounting systems and/or internal controls.

SECTION 3. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then-appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 4. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 5. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV
Officers

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer and/or a President, and a Secretary, and may include, by election or appointment, a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Financial Officer, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer, and such assistant Secretaries, such Assistant Treasurers, and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the Chief Executive Officer and/or President. Any two or more offices may be held by the same person.

SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year or until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer and/or President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Board of Directors.

SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there shall be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 5. Lead Independent Director. The Lead Independent Director, if there shall be one, shall have such powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 6. Vice Chairman of the Board. The Vice Chairman of the Board of Directors, if there shall be one, shall have such powers and duties as may from time to time be assigned by the Board of Directors or the Chairman of the Board of Directors.

SECTION 7. Chief Executive Officer. The Chief Executive Officer shall have such duties as customarily pertain to that office. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all contracts, bonds, mortgages and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-laws or the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, the Vice Chairman, or the Lead Independent Director, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors.

SECTION 8. President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all contracts, bonds, mortgages and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-laws, the Board of Directors or the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws, the Board of Directors or the Chief Executive Officer.

SECTION 9. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, or the President.

SECTION 10. Chief Financial Officer. The Chief Financial Officer, if there shall be one, shall have the care and custody of the Corporation funds and securities, maintain banking relationships and execute credit and collection policies and shall perform such other duties as may be assigned by the Board of Directors, the Chief Executive Officer, or the President; and

may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 11. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors, the Chief Executive Officer, or the President.

SECTION 12. Secretary. The Secretary shall in general have all duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors, the Chief Executive Officer, or the President.

SECTION 13. Assistant Officers. Any assistant officer shall have such powers and duties as the officer such assistant officer assists or the Board of Directors, shall from time to time prescribe.

ARTICLE V
Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the Corporation may be represented by certificates or may be uncertificated, as provided under the General Corporation Law of the State of Delaware. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the Chief Executive Officer, President, or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock represented by certificates shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue fractions of a share, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. Authority Regarding Transfer. The Board of Directors shall have power and authority to make, or to delegate to the officers of the Corporation, all such rules and regulations as it or they may deem expedient concerning the issue, transfer and registration of uncertificated shares and of certificates representing shares of the Corporation.

SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors or the officers of the Corporation may require the owner of any lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VI
Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the 31st day of January in each year.

ARTICLE VII
Waiver of Notice

Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VIII
Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as they may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer, the President or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer, the President or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE IX
Amendments

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter, change, adopt or repeal any or all By-laws of the Corporation; provided, however, that any By-laws adopted by the Board of Directors may be amended or repealed by stockholders entitled to vote thereon.

ARTICLE X
Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the Certificate of Incorporation or these By-laws (as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.